UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 9, 2007
Date of Report (Date of earliest event reported)
GREAT LAKES AVIATION, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Iowa (State or Other Jurisdiction Of Incorporation)	000-23224 (Commission File Number)	42-1135319 (IRS Employer Identification No.)
1022 Airport Parkway
Cheyenne, Wyoming 82001
(Address of Principal Executive Offices, including Zip Code)
(307) 432-7000
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement
     On March 9, 2007, the Company and Raytheon Aircraft Credit Corporation (“RACC”) entered into an Amended and Restated Restructuring Agreement (the “Amended Agreement”), which amends and restates in its entirety the Restructuring Agreement between the Company and RACC dated as of December 31, 2002. The Amended Agreement provides for the restructuring of various notes evidencing indebtedness of the Company to RACC, principally relating to aircraft, and also includes amendments to cure all existing defaults by the Company on its obligations to RACC under the original Restructuring Agreement. The Amended Agreement will remain in effect only if certain conditions have been satisfied no later than March 23, 2007. These conditions include the signing of all of the notes and security agreements, and the delivery of various corporate documents, certificates and legal opinions.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Pursuant to the Amended Agreement, the Company issued to RACC 25 amended and restated promissory notes (the “Aircraft Notes”) each secured by an amended security agreement in the related aircraft. The Aircraft Notes replace the existing notes issued by the Company to RACC on December 31, 2002. Each of the Aircraft Notes has an original principal amount of $2,116,573.70, bears interest at a fixed rate of 6.75% per annum and provides for monthly payment in arrears starting on March 31, 2007. The Aircraft Notes mature on June 30, 2011.
     Under the Amended Agreement, the Company also issued to RACC a promissory note (the “Senior Note”) which replaces the existing senior note and subordinated note issued by the Company to RACC on December 31, 2002. The Senior Note has an original principal amount of $13,174,754.62 and bears interest at a rate of 7.00%. Interest on the Senior Note is payable monthly in arrears on the last day of each month commencing on March 31, 2007. Beginning with the calendar quarter ending June 30, 2007, the Senior Note will provide for quarterly payments of principal with a final maturity on December 31, 2015.
     In addition to the security agreements covering the Aircraft Notes, the Company’s indebtedness to RACC is also secured by a first priority perfected lien on all of the Company’s accounts receivable, inventory and other assets, as well as a security agreement against engines, propellers and other aircraft parts. The Company has also pledged to RACC its interest in four Embraer model EMB-120ER aircraft.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 15, 2007

GREAT LAKES AVIATION, LTD.
By:	/s/ Michael Matthews
Michael Matthews
Chief Financial Officer